UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2016

Advanzeon Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of Incorporation)

1-9927	95-2594724
(Commission File Number)	(IRS Employer Identification No.)

2901 W. Busch Blvd., Suite 701, Tampa FL.	33618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 367-9080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

On December 19, 2016, the Company and Isdaner & Company, LLP (“Isdaner”) mutually agreed to terminate their relationship and the Company accepted their resignation. On the same date, the Audit Committee of the Board of Directors of the Company unanimously recommended and authorized the engagement of Louis Plung & Company, LLP (“Louis Plung”) to serve as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the 2013, 2014 and 2015 fiscal years. The appointment is effective December 19, 2016. Isdaner issued no audit report on the Company’s consolidated financial statements having only been appointed on November 7, 2016.

The Company provided Isdaner with a copy of this Form 8-K Report prior to its filing with the U.S. Securities and Exchange Commission (“Commission”) and requested that Isdaner furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of Isdaner’s letter dated December 21, 2016, is attached as Exhibit 16.1 to this Form 8-K.

Prior to the engagement of Louis Plung neither the Company nor anyone on its behalf consulted Louis Plung regarding, (i) the application of accounting principles to a specific transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and no written report or oral advice was provided by Louis Plung to the Company that Louis Plung concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)1)(iv) of Regulation S-K and related instructions) or a reportable event (as described in Item 304(a)(1)(iv) of Regulation S-K).

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 16.01 Letter from Isdaner & Company, LLC.

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:
December 21, 2016
Advanzeon Solutions, Inc.
Registrant

		By:	/S/ Clark A. Marcus
Clark A. Marcus
		Title:	Chief Executive Officer